                                                                  Exhibit 10.135

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                   FIRST AMENDMENT TO BROKER-DEALER AGREEMENT

                                      among

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                as Auction Agent,

                       NELNET STUDENT LOAN CORPORATION-1,
                                    as Issuer

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                                as Broker-Dealer

                                   Relating to

                       NELNET Student Loan Corporation-1
                    Taxable Student Loan Asset-Backed Notes
   $48,300,000 Senior Auction Rate Class 1996A-1 Auction Rate Securities(sm)
                                   (ARS(sm))
   $73,700,000 Senior Auction Rate Class 1996A-3 Auction Rate Securities(sm)
                                   (ARS(sm))
   $54,300,000 Senior Auction Rate Class 1996A-4 Auction Rate Securities(sm)
                                   (ARS(sm))

                           Dated as of October 1, 2003

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         THIS FIRST AMENDMENT TO BROKER-DEALER AGREEMENT dated as of October 1, 2003 (this "Amendment") among NELNET STUDENT LOAN CORPORATION-1 (formerly known as Union Financial Services-1, Inc.) ("NELNET-1"), DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company) (together with its successors and assigns, the "Auction Agent"), not in its individual capacity but solely as agent of Zions First National Bank, as successor trustee (the "Trustee") under the Second Amended and Restated Indenture of Trust dated as of November 1, 1996 (the "Indenture"), by and between NELNET-1 and the Trustee pursuant to authority granted to it in the Amended and Restated Auction Agency Agreement dated as of November 1, 1996, among NELNET-1, the Trustee and the Auction Agent (the "Auction Agency Agreement"), and BANC OF AMERICA SECURITIES LLC (together with its successors and assigns hereinafter referred to as "BD").

         NELNET-1 has previously issued $48,300,000 of its Taxable Student Loan Asset-Backed Notes, Senior Class 1996A-1, as Auction Rate Securities(sm), $73,700,000 of its Taxable Student Loan Asset-Backed Notes, Senior Class 1996A-3, as Auction Rate Securities(sm) and $54,300,000 of its Taxable Student Loan Asset-Backed Notes, Senior Class 1996A-4, as Auction Rate Securities(sm) (collectively, the "ARS(sm)").

         The Auction Procedures set forth in the Auction Agency Agreement and the Indenture to satisfy such requirement require the participation of one or more Broker-Dealers and the parties hereto have previously entered into a Broker-Dealer Agreement dated as of October 15, 2002 (the "Original BD Agreement").

         Pursuant to Section 4.06 of the Original BD Agreement, the parties hereto hereby desire to amend the Original BD Agreement by execution of this Amendment as described below.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NELNET-1, the Auction Agent, as agent of the Trustee, and BD agree as follows:

                                   ARTICLE I

                           TERMS DEFINED BY REFERENCE

         Capitalized terms not defined herein shall have the respective meanings specified in or pursuant to the Indenture, the Original BD Agreement and the Auction Agency Agreement.

                                   ARTICLE II

             AMENDMENTS TO SECTION 2.05 OF THE ORIGINAL BD AGREEMENT

         Section 2.05 of the Original BD Agreement is herby amended and restated in its entirety as follows:

                           SECTION 2.05. SERVICE CHARGE TO BE PAID TO BD. On
                  each Interest Payment Date, for the term of this Agreement, the Auction Agent shall pay to BD, pursuant to Section 3.05(b) of the Auction Agency Agreement, a service charge for the succeeding Interest Period in an amount equal to the sum of the product of (a) a fraction, the numerator of which is the number of days in each Auction Period occurring during such Interest Period (or, in the case of the initial Interest Period, the actual number of days elapsed since the date of delivery of the ARS) and the denominator of which is 360, times (b) the Broker-Dealer Fee Rate times (c) the sum of (i) the sum of the aggregate principal amount of the ARS that were
                  (A) the subject of Submitted Bids of Existing Holders submitted by BD and continued to be held as a result of such submission and (B) the subject of Submitted Bids of Potential Holders submitted by BD and purchased as a result of such submission and (ii) the aggregate principal amount of the ARS subject to valid Hold Orders (determined in accordance with Appendix A to the Indenture) submitted to the Auction Agent by BD and (iii) the principal amount of the ARS deemed to be subject to Hold Orders by Existing Holders pursuant to Appendix A to the Indenture that were acquired by such Existing Holders through BD in the Auction for such Auction Period. For purposes of subclause (c)(iii) of the foregoing sentence, if any Existing Holder who acquired ARS through BD transfers those ARS to another Person other than pursuant to an Auction, then the Broker-Dealer for the ARS so transferred shall continue to be BD; provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such ARS. If for any reason an Auction is not held on an Auction Date, there shall be no Broker-Dealer Fee applicable with respect to such Auction Date. The Broker-Dealer Fee Rate shall be .125 of 1% per annum. The Broker-Dealer Fee shall be payable solely out of amounts received by the Auction Agent pursuant to the Indenture.

                           The Broker-Dealer Fee Rate shall be the prevailing
                  rate received by broker-dealers for rendering comparable services to others. The Auction Agent shall advise NELNET-1, at NELNET-1's request, at least annually of its view of such then current prevailing rate. If the then current Broker-Dealer Fee Rate is not, in the opinion of NELNET-1 and the Auction Agent, the prevailing rate, NELNET-1 shall change the Broker-Dealer Fee Rate pursuant to the terms hereof and shall notify the Auction Agent and the Broker-Dealer in writing thereof. Any change in the Broker-Dealer Fee Rate shall be effective on the Auction Date next succeeding such change.

                                  ARTICLE III

                                 MISCELLANEOUS

         SECTION 3.01. ENTIRE AGREEMENT. This Amendment contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

         SECTION 3.02. SEVERABILITY. If any clause, provision or section of this Amendment shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

         SECTION 3.03. EXECUTION IN COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 3.04. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 3.05. TERMINATION OF THIS AMENDMENT. This Amendment shall expire on October 1, 2004 and each October 1 thereafter unless the fee described in Section 2.05 of this Amendment is extended or modified for a subsequent year by written notification from the Broker-Dealer to the Issuer and the Auction Agent prior to each October 1. Any modification of the fee described in Section
2.05 of this Amendment shall be effective only upon execution of a letter agreement or amendment to the Original Broker-Dealer Agreement executed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Broker-Dealer Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                      DEUTSCHE BANK TRUST COMPANY
                                      AMERICAS, as Auction Agent

                                      By /s/ Linda Reale
                                         ---------------------------------------
                                      Name Linda Reale
                                           -------------------------------------
                                      Title VP
                                            ------------------------------------
                                      BANC OF AMERICA SECURITIES LLC
                                      Broker-Dealer

                                      By /s/ Christopher G. Cronk
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                                         Christopher G. Cronk, Managing Director

                                      NELNET STUDENT LOAN CORPORATION-1,
                                      as Issuer

                                      By /s/ Terry J. Heimes
                                         ---------------------------------------
                                         Terry J. Heimes, Vice President